EXHIBIT 10.8
STATE OF NORTH CAROLINA

COUNTY OF CRAVEN

                               CONTRACT AND LEASE


         THIS CONTRACT AND LEASE, made and entered into this the 1st day of January, 1999, by and between THOMAS PROPERTIES (hereinafter referred to as "Lessor"); and ATLANTIC INTEGRATED HEALTH INCORPORATED. (hereinafter referred to as "Lessee");

                                   WITNESSETH

         WHEREAS, Lessor and Lessee desire to establish the terms and conditions of a Lease and execute this Contract and lease to so establish such terms.

         NOW, THEREFORE, for and in consideration of the Premises, the mutual promises, and the covenants and considerations contained herein, the parties hereby do agree as follows:

         1. PREMISES. Lessor hereby does let and demise to Lessee the following
Premises: Suite D-17 & D-18 Thomas Square, 1315 S. Glenburnie Road, New Bern NC 28561.

         2. TERM. The term of this Lease shall begin on the 1st day of January, 2000, and shall end (unless sooner terminated as hereinafter provided) at midnight on the 31st day of December, 2001.

         3. RENT. During the term of this lease, Lessee shall pay to Lessor as rent the sum of $1,300.00 (One-thousand three hundred and 00/100 dollars) each month. Such rent is to be paid on or before the 1st day of each month to Lessor at such place as Lessor may direct. Rent moneys received after the 7th day of the month will be assessed a late fee of ten percent (10%).

         4. USE OF PREMISES. During the term of this Lease and any extension or extensions thereof, the Premises shall be used and occupied solely for the purpose of Office Space and Lessee shall not permit the same to be used for any other purpose without the prior written consent of Lessor.

         5. PARKING. Lessee shall have a nonexclusive right to use the several common areas provided by Lessor and appurtenant to the Premises, including walks, ramps, driveways and parking areas. The public parking areas provided by Lessor in and about the premises are acknowledged as being intended primarily for use by customers on Lessee's Premises and other Premises in the same building. Lessor shall have the authority to assign parking for Lessee and Lessee's employees as deemed necessary by Lessor. It is provided, however, that Lessor from time to time may construct improvements within the parking areas currently existing for the Premises. Accordingly, the right of use grantee in this paragraph is limited to those parking areas as from time to time located on the Premises belonging to Lessor.

         6. RESTRICTIVE COVENANTS AND HOMEOWNERS ASSOCIATION. The Premises being leased are conveyed subject to restrictive covenants of record, if any, and Lessor and Lessee hereby agree to abide by any and all restrictions, conditions, easements and covenants contained in the aforesaid restrictive covenants. The Premises also being leased are conveyed subject to the Homeowners Association Rules and Regulations. (Copy attached which becomes part of this Lease.)

         7. DAMAGE TO OTHERS. Lessee shall not permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in and about the Premises which shall cause injury or damage to any person or to said Premises, building, sidewalks, walkways and parking lots which adjoin the Premises. Lessee shall comply with all rules and regulations governing the use of common areas in and about the Premises which may from time to time be adopted by Lessor.

         8. MAINTENANCE. Lessor, at its sole cost and expense, shall maintain and keep in good repair the roof, exterior and supporting walls, electrical, heat/air conditioning unit and plumbing fixtures (with the exclusion of general maintenance such as changing of light bulbs and air filters), and common areas such as parking and grassed areas of the Premises. Provided, however, that the cost of any repairs required as a result of negligence or any willful act by Lessees, its licensees, agents, servants, employees or invitees, shall be paid solely by Lessee. Lessee shall be responsible for all glass repair.

         9. UTILITIES. Lessee shall be responsible for paying for all utility services to the Premises and for providing for such utility services in the name of Lessee.

         10. ASSOCIATION FEES. Lessor shall pay monthly Association Fees in the amount of $100.00 (One hundred and 00/100 dollars). The fees cover common area cost including insurance, common area lighting, common area maintenance including ground care. The fees are subject to yearly increases based on previous years expenses. Lessee shall be responsible for the payment of any such increases in association fees.

         11. STRUCTURAL CHANGES: Lessee shall not make any structural changes or alterations in or to any part of the building in which the Premises are located or in the Premises except upon the prior written consent of Lessor. All furnishing, fixtures and equipment installed by Lessee on the Premises may be removed from the Premises at any time during the term of this Lease. This right of removal of Lessee shall be contingent upon the Lessee repairing and replacing any and all damage to the Premises resulting from the removal of such furniture, fixtures and equipment.

         12. LESSEE'S PERSONAL PROPERTY. All of the personal property placed or installed on the Premises by Lessee shall be at the risk of Lessee, and Lessor shall not be liable for any damage to or for the destruction of said personal property, or to the Lessee, however occurring, including, but not limited to, the bursting or leaking of water or steam pipes or from any willful act or negligence of any other Lessee on the Premises or occupant of the building in which the Premises are located, or by any other person or cause whatsoever, unless due to landlords failure to properly maintain and repair plumbing fixtures pursuant to paragraph 8.

         13. TAXES. Lessee shall be responsible for the payment of all ad valorem taxes assessed by any lawful taxing authority of the personal property of Lessee located on the Premises.

         14. SIGNS. Lessee shall arrange for sign announcing Lessee's services on the exterior of Premises through Custom Signs, New Bern, NC. (Sign subject to Lessor's approval.)

         15. NO ASSIGNMENT OR SUBLETTING. Lessee shall not have the right to assign this Lease or to sublet the Premises or any part thereof without the prior written consent of Lessor.

         16. DAMAGE TO PREMISES. In the event the Premises are damaged by fire, the elements, unavoidable accidents or other casualty, but are not thereby rendered untenantable either in whole or in part, Lessor, at it's sole expense, shall cause such damage to be repaired and the rent shall not be abated.

         If by reason of any such occurrence the Premises shall be rendered wholly or partly untenantable, Lessor, at it's option, shall have the right to either (a) terminate this Lease as of the date of such destruction by giving written notice to Lessee within thirty (30) days of such date, or (b) repair and restore the Premises to as good a condition or a better condition as that existing immediately prior to said occurrence and this Lease shall not terminate, except that the rent shall abate for that period of time when Premises are untenantable for the purpose of this Lease. In the event Lessor elects to repair the Premises pursuant to Subparagraph (b) above, such repairs shall be completed within ninety (90) days of the date of such occurrence. In the event such repairs are not so completed, Lessee may terminate this Lease.

         17. CONDEMNATION. If the whole or any part of the demised Premises shall be appropriated and taken by virtue of any condemnation proceeding for any public or quasi-public use of purpose so as to render the remaining portion untenantable for the uses and purposes contemplated by the parties, then this Lease immediately shall terminate on the date possession thereof shall be so obtained. All or any part thereof, shall become the sole and absolute property of Lessor, regardless of whether such damages are awarded as compensation for the diminution in the value of the leasehold or the loss of the fee. The provisions of this paragraph apply only to the actual Premises demised herein and shall not be operative to terminate this Lease in the event that said condemnation or eminent domain proceedings affects only common areas or other portions of the building in which the Premises are located.

         18. INSPECTION. Lessor or its authorized agents or representatives shall have the right to enter the Premises during all reasonable hours in order to examine the Premises and shall be allowed to exhibit the Premises to any prospective lessee at any time with prior notification within one hundred eighty
(180) days prior to the expiration of this Lease as the same may be extended for time to time.

         19. SUBORDINATION. This Lease is subject to and subordinate to all security liens, mortgages or deeds of trust which may now or hereinafter affect the Premises or the building in which situated, or the real property upon which said building is located, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee shall execute promptly any certificate or any other instrument in confirmation of such subordination that Lessor from time to time may request.

         20. INSURANCE. Lessee shall be responsible at its sole cost and expense of insuring all items of personal property belonging to Lessee kept on the Premises against any casualty whatsoever.

         Lessee, during the entire term of this Lease, shall keep in full force and effect a policy of general liability insurance protecting Lessor and Lessee against any claim or claims for damage arising by reason of injury, death or damage occasioned in, upon or adjacent to the Premises, such insurance to protect Lessor and Lessee jointly and severally to the combined single limit of One Million and No/100 Dollars ($1,000,000.00) for injury to or death of any one
(1) or more persons by the same accident and or damage to property of other persons. The policy shall name Lessor, any person, firm or corporation designated by Lessor and Lessee as the insured, and shall contain a clause which provides that the insurer shall not cancel or change the insurance without first giving the Lessor ten (10) days prior written notice of such change or cancellation. Such insurance shall be with an insurance company approved by Lessor and a copy of the policy shall be delivered to Lessor together with evidence satisfactory to Lessor of the payment from time to time of all required premiums.

         21. INDEMNITY. Lessee shall indemnify and hold Lessor harmless from any and all liability for any damage or injury to any occupant of the building in which the Premises are contained or to any other person, or to any property, occasioned by or resulting from the willful, negligent or improper conduct or omission on the part of Lessee, its agents or employees, from or in or about the Premises; provided, however, that Lessee shall not be required to indemnify and hold harmless the Lessor from negligent or improper conduct, acts or omissions of Lessor's agents, servants or employees.

         22. DEFAULT. In the event of any failure of Lessee:

             (a) to pay any rent reserved hereunder within fifteen (15) days after the same shall be due; or

             (b) to perform any other of the terms, covenants or conditions contained in this Lease to be observed or performed by Lessee, and such default shall continue for more than thirty (30) days after written notice thereof shall have been mailed to Lessee; or

             (c) if Lessee shall become bankrupt or insolvent, or file any debtor proceeding, or have taken against Lessee in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for appointment to a receiver or trustee of all or any portion of Lessee's property, or if Lessee makes an assignment for the benefit of creditors, petitions for or enters into an arrangement, or if Lessee shall abandon the Premises or suffer the Lease to be taken under any right of execution, then Lessor, without excluding other rights and remedies that it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. If Lessor should elect to re-enter as herein provided, or should take possession pursuant to legal proceedings; it may terminate this Lease or it may from time to time without terminating this Lease make such alterations, and repairs as may be necessary in order to relet the Premises, and relet said Premises for such term and at such rentals as Lessor may deem advisable. In the event of any such reletting, all rentals received by Lessor shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including the expense of alteration and repair; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be applied by Lessor in payment of future rent due and unpaid hereunder. If such reletting shall yield rentals insufficient for any month to pay the rent due by Lessee hereunder for that month, Lessee shall be liable to Lessor for the deficiency and the same shall be paid monthly. No such re-entry or taking possession of Premises by Lessor shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee by Lessor at the time of such re-entry. Notwithstanding such re-entry and reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach, in which event it may recover from Lessee damages incurred by reason of such breach, including the cost of recovering the Premises and the difference in value between the rent reserved hereunder for the remainder of the term and the reasonable rental value of the Premises for the remainder of the term.

         23. HOLDOVER. In the event Lessee remains in possession of the Premises after the expiration of the term of this Lease without the execution of a new Lease or an extension as hereinabove provided, Lessee shall occupy the Premises under a month-to-month tenancy, subject to all of the conditions of this Lease insofar as same are consistent with such tenancy.

         24. NO PARTNERS. The execution of this Lease or the performance of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between the Lessor and the Lessee the relationship of principal and agent, partnership, or joint venture.

         25. NOTICE. Any notice required hereunder shall be deemed sufficient notice and service thereof completed upon receipt of refusal of same if same shall be in writing addressed to the addressee at his last known post office address, mailed certified or registered, postage prepaid, with return receipt requested.

         26. OTHER TERMS. Lessee will return the unit to the original floor plan, unless otherwise instructed in writing by the Lessor. Lease is contingent upon Lessor's approval of restored floor plan.

         27. ENTIRE AGREEMENT. Lessor and Lessee agree that no representations or inducements have been made other than those expressed herein and that this Agreement contains the entire agreement between all of the parties hereto.

         28. ADDRESS. The address of Lessee to which all notices herein provided shall be sent is:

                           Suite D-17 Thomas Square
                           1315 South Glenburnie Road
                           New Bern NC  28561

         29. ADDRESS. The address of Lessor to which, all notices herein provided shall be sent is:

                           Thomas Properties
                           P O Box 14165
                           New Bern NC  28561

         30. REFERENCES/PARAGRAPH HEADINGS/NEGOTIATIONS. Throughout this Contract and Lease, the masculine gender shall be deemed to include the neuter and the feminine; the singular, the plural; the plural, the singular; the corporate, the individual; and the individual, the corporate.

         31. RENEWAL. This agreement may be renewed at the expiration of the initial term by the Lessee, when written notice is given to the Lessor 60 days before the end of each term, for one two-year term renewal with a rent increase of six per cent (6%) for the renewal term if all lease terms and conditions are satisfied by the Lessee.

         32. DUPLICATES. There are duplicate originals hereof.

                                Thomas Properties
                                  P0 Box 14165
                               New Bern, NC 28561



                                February 25, 2000


Atlantic Integrated Health Inc.
1315 South Glenburnie Rd
Suite D-17
New Bern, NC  28561

Dear Sirs:

Thomas Properties accepts the layout of units D-17 & D-18 at Thomas Square as they exist on this date.

Sincerely,

/s/  J. Brynn Thomas

J. Brynn Thomas
General Partner